Exhibit 5.1



                                 Reed Smith LLP
                                435 Sixth Avenue
                            Pittsburgh, PA 15219-1886
                                  412.288.3131
                                Fax: 412.288.3063


                                             August 10, 2005



Board of Directors
Bodisen Biotech, Inc.
North Part of Xinquia Road
Yang Ling AG
High-Tech Industries Demonstration Zone
Yang Ling, China 71200

          Re: Opinion and Consent of Counsel with Respect to the Issuance of Shares Being Registered on a Registration Statement on Form SB-2
          ----------------------------------------------------------------------

To Whom It May Concern:

         You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of Bodisen Biotech, Inc. (the "Company") pursuant to a registration statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         The registration statement relates to the proposed offering and public distribution of up to (pound)10,000,000 of shares of the Company's common stock (the "Shares"), for issuance and sale by Charles Stanley & Co. Limited, who will offer the Shares in a public offering under the AIM Rules of the London Stock Exchange and Securities Act, as the Placing Agent on a best efforts basis.

         We have examined the records and documents and made such examinations of laws as we have deemed necessary in connection with this opinion. It is our opinion that the shares of common stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be legally issued, duly authorized, validly issued, fully paid and non-assessable shares of common stock of Bodisen Biotech, Inc. in accordance with the State of Delaware corporation laws, statutory provisions, all applicable provisions of the Delaware Constitution and reported decisions interpreting those laws.

         We hereby consent to filing this opinion as an exhibit to the registration statement.

                                       Sincerely yours,



                                       /s/ Reed Smith LLP
                                           --------------
                                           Reed Smith LLP